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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-76920, 333-76920-01, 333-39771, 333-39771-01) and on Form S-3 (File Nos. 333-96123, 333-91998, 333-91998-01) of La Quinta Corporation and/or La Quinta Properties, Inc. of our reports dated February 10, 2003 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas Texas

March 7, 2003

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EXHIBIT 23.1